Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5 TO LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT, dated as of January 16, 2026 (this “Amendment”), among Phillip Street Middle Market Lending Investments LLC, as the borrower (the “Borrower”), Phillip Street Middle Market Lending Fund LLC, as the collateral manager (the “Collateral Manager”), Ally Bank, as the arranger (the “Arranger”), as the administrative agent (the “Administrative Agent”) and as the swingline lender (the “Swingline Lender”), the Lenders party hereto, and State Street Bank and Trust Company, as the collateral custodian (the “Collateral Custodian”).

WHEREAS, the Borrower, the Collateral Manager, the Arranger, the Swingline Lender, the other Lenders from time to time parties thereto, the Administrative Agent, Phillip Street Middle Market Lending Fund LLC, as the transferor, Phillip Street Middle Market Lending Investment Holdings LLC, as the equityholder and the Collateral Custodian are party to the Loan, Security and Collateral Management Agreement, dated as of February 10, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 12.1 of the Loan Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent hereby authorizes and directs the Collateral Custodian to execute and deliver this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.   Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

SECTION 2.1.   Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement shall be amended as follows:

(a)   to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and

ARTICLE III

Representations and Warranties

SECTION 3.1.   Each of the Borrower and the Collateral Manager hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.   This Amendment shall become effective upon the satisfaction of each of the following conditions:

(a)   the execution and delivery of this Amendment by each party hereto;

(b)   the Administrative Agent’s receipt of a good standing certificate of the Borrower issued by the applicable jurisdiction and a certified copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, general partner(s), manager(s) or member(s), as applicable, of the Borrower, approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized signatory;

(c)   the Administrative Agent shall have received the executed legal opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Borrower in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

(d)   all reasonable and documented out-of-pocket fees (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) due to the Administrative Agent on or prior to the effective date of this Amendment shall have been paid in full.

ARTICLE V

Miscellaneous

SECTION 5.1.   Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.   Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to

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the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3.   Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes.

SECTION 5.4.   Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts (including by electronic means, .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the other parties hereto, as applicable), all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. No party hereto or to the Loan and Security Agreement shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 5.5.   Electronic Signatures. The words “execution,” “signed,” “signature,” and words of similar import herein shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.6.   Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7.   Collateral Custodian. The Collateral Custodian shall be entitled to all rights, protections, immunities and indemnities set forth in the Loan Agreement as if fully set forth in this Amendment. The Collateral Custodian is hereby directed to execute and deliver this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, as Borrower

By: Phillip Street Middle Market Lending Fund LLC, its Designated Manager

By:	/s/ Tucker Greene
Name: Tucker Greene
Title: Authorized Signatory

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, as Collateral Manager

By:	/s/ Tucker Greene
Name: Tucker Greene
Title: Authorized Signatory

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

ALLY BANK, as Administrative Agent, as Swingline Lender and as Arranger

By:	/s/ Austin Blake
Name: Austin Blake
Title: Authorized Signatory

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

ALLY BANK, as a Lender

By:	/s/ Austin Blake
Name: Austin Blake
Title: Authorized Signatory

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Andrew Shuster
Name: Andrew Shuster
Title: Senior Managing Director

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

MITSUBISHI HC CAPITAL AMERICA, INC., as a Lender

By:	/s/ Candace Pavliscak
Name: Candace Pavliscak
Title: Senior Vice President

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

STATE STREET BANK AND TRUST COMPANY, as Collateral Custodian

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

[Signature Page to Amendment No. 5 to Loan, Security and Collateral Management Agreement (T-Corp)]

Appendix A

EXECUTION VERSION

CONFORMED THROUGH ~~FOURTH~~FIFTH AMENDMENT DATED ~~OCTOBER~~

~~28~~ JANUARY 16, ~~2025~~2026

U.S. $~~480,000,000~~750,000,000

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

by and among

PHILLIP STREET MIDDLE MARKET LENDING FUND LLC,

as the Collateral Manager and Transferor

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC,

as the Equityholder

PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC,

as the Borrower

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

ALLY BANK,

as the Administrative Agent and the Arranger

and

STATE STREET BANK AND TRUST COMPANY,

as the Collateral Custodian

Dated as of February 10, 2023

LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT

THIS LOAN, SECURITY AND COLLATERAL MANAGEMENT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of February 10, 2023, by and among:

(1)   PHILLIP STREET MIDDLE MARKET LENDING FUND LLC, a Delaware limited liability company, as the Collateral Manager (as hereinafter defined) and as the Transferor (as hereinafter defined);

(2)   PHILLIP STREET MIDDLE MARKET LENDING INVESTMENT HOLDINGS LLC, a Delaware limited liability company, as the Equityholder (as hereinafter defined);

(3)   PHILLIP STREET MIDDLE MARKET LENDING INVESTMENTS LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(4)   EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);

(5)   ALLY BANK (together with its successors and assigns, “Ally Bank”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”), as the swingline lender (together with its successors and assigns in such capacity, the “Swingline Lender”) and as Arranger; and

(6)   STATE STREET BANK AND TRUST COMPANY, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit hereunder by providing Commitments and making Loan Advances and Swingline Advances from time to time for the purchase of certain Eligible Loans from the Equityholder pursuant to the Equityholder Sale Agreement and for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and

(b)   the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each of those Eligible Loans that are obligations of the three (3) Obligors with the largest Obligor Exposure included in the Collateral minus (ii) the greater of (A) $~~27,600,000~~43,200,000 and (B) 7.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(c)   except with respect to the Loans described in clause (b) above, the sum of the excess, if any, of (i) the Adjusted Borrowing Value of each Eligible Loan of any single Obligor and its Affiliates minus (ii) the greater of (A)  $~~18,400,000~~28,800,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(d)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in any single GICS Industry Classification minus (ii) (A) with respect to the GICS Industry Classification representing the highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1)(x) $~~73,800,000 and (2) 20.00%~~144,200,000 if the GICS Industry Classification is Software or (y) $115,300,000 if the GICS Industry Classification is not Software, and (2)(x) 25.00% if the GICS Industry Classification is Software or (y) 20.00% if the GICS Industry Classification is not Software, of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (B) with respect to the GICS Industry Classifications representing the second highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1)  $~~64,600,000~~100,900,000 and (2) 17.50% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; (C) with respect to the GICS Industry Classifications representing the third highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of (1) $~~55,300,000~~86,500,000 and (2) 15.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and (D) with respect to the GICS Industry Classifications other than those covered in clauses (A), (B) and (C) hereof, the greater of (1) $~~36,900,000~~57,600,000 and (2) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; provided that, for purposes of calculating the excess amount under this clause (d), if any, any Tower Cash Flow Loan shall be excluded from the aggregate Adjusted Borrowing Value of the Eligible Loans referenced in clauses (A), (B),(C) and (D) hereof;

(e)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in Wireless Telecommunication Services (excluding any Tower Cash Flow Loan) minus (ii) the greater of (1)  $~~18,400,000~~28,800,000 and (2) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral (excluding any Tower Cash Flow Loan);

(f)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans minus (ii) the greater of (A) $~~73,800,000~~115,300,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(g)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans, First Lien Last Out Loans or Tower Cash Flow Loans that satisfy the definition of “First Lien Last Out Loan” other than the first parenthetical therein minus (ii) the greater of (A)  $~~110,700,000~~173,000,000 and (B) 30.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(h)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Recurring Revenue Loans minus (ii) the greater of (A) $~~73,800,000~~115,300,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(i)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Tower Cash Flow Loans minus (ii) the greater of (A) $~~73,800,000~~115,300,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(j)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are PIK Loans or Partial PIK Loans (other than Permitted Partial PIK Loans) minus (ii) the greater of (A) $~~36,900,000~~57,600,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(k)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans, other than PIK Loans, which pay interest in Cash less frequently than quarterly, minus (ii) the greater of (A) $~~18,400,000~~28,800,000 and (B) 5.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(l)   the excess, if any of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with underlying Obligors with EBITDA less than $10,000,000 at the time of acquisition minus (ii) the greater of (A) $~~73,800,000~~115,300,000 and (B) 20.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(m)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are payable in Approved Foreign Currency minus (ii) the greater of (A) $~~36,900,000~~57,600,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(n)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Loans to Obligors domiciled in an Approved Foreign Country minus (ii) the greater of (A)  $~~36,900,000~~57,600,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(o)   [reserved];

(p)   the excess, if any, of (i) the sum of (x) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Revolving Loans plus (y) the aggregate unfunded portion of those Eligible Loans that are Revolving Loans plus (z) the aggregate unfunded portion of Eligible Loans that are Delayed Draw (Unfunded) Loans minus (ii) the greater of (A)  $~~36,900,000~~57,600,000 and (B) 10.00% of the aggregate Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

(q)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Cov-Lite Loans minus (ii) the greater of (A) $~~36,900,000~~57,600,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral; and

(r)   the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are fixed rate obligations minus (ii) the greater of (A) $~~36,900,000~~57,600,000 and (B) 10.00% of the Adjusted Borrowing Value of all Eligible Loans included in the Collateral;

provided that, (x) during the Revolving Period, as of the date of any increase or decrease in the Facility Amount, the Dollar amounts set forth in clauses (b) through (q) above shall automatically be increased or decreased, as applicable, in proportion to the amount of such increase or decrease, as applicable, in the Facility Amount and (y) on and after the Revolving Period End Date, the Dollar amounts, as adjusted pursuant to clause (x), shall remain unchanged from such amounts as of the Revolving Period End Date, notwithstanding any change in the Facility Amount following such date.

“Excess Interest Collections”: As of any date of determination, the amount of Collections in the Interest Collection Account that is equal to the positive difference (if any) of (a) the Current and Projected Interest Collections Amount, minus (b) the Excess Interest Collection Coverage Amount.

“Excess Interest Collections Coverage Amount”: As of any date of determination, an amount equal to the sum of (a) one hundred fifty percent (150.0%) of the anticipated and estimated accrued and unpaid fees, expenses, costs, interest and indemnities and all other amounts that will be required to be paid pursuant Sections 2.7(a)(1) through (6) and (10) through (14) plus (b) 100% of the anticipated and estimated Permitted RIC Tax Distributions that will be required to be paid pursuant Section 2.7(a)(7) in each case, as of the next Quarterly Payment Date to occur.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount (x) was not originally paid using Collections (it being understood that once Collections are distributed to the Transferor, they are no longer Collections) and (y) is attributable to (i) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) the reimbursement by the related Obligor of payment by the Borrower or the Transferor of other out-of-pocket expenses or insurance premiums, (iii) any payments or reimbursements related to indemnification obligations, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error (including, for the avoidance of doubt, any amount received with respect to any Loan that is not part of the Collateral because it is replaced, sold or otherwise transferred).

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan Advance pursuant to a law in effect on the date on which (x) such Lender acquires such interest in a Loan Advance (other than pursuant to an assignment request by the Borrower under Section 2.17) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 2.13(g) and (d) any Taxes imposed under FATCA.

“Exposure Amount Shortfall”: The meaning specified in Section 2.2(f).

“Facility Amount”: As of any date, an amount equal to the lesser of (a) $~~480,000,000~~750,000,000 and (b) the aggregate principal amount of the Commitments provided by the Administrative Agent and the Lenders as of such date; provided that the Facility Amount may be increased pursuant to Section 2.18; provided, further, that the Facility Amount may not be increased without the written consent of the Borrower, the Administrative Agent and each Lender increasing its Commitment; and provided, further, that, on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof (including any Revenue Rulings, Revenue Procedure, Notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from Taxes under such provisions) and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention facilitating the implementation thereof (or any law, regulation or official interpretation implementing such Sections of the Code).

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, the greater of (a) 0.00% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter”: Individually and collectively, (i) that certain Fee Letter, dated as of February 10, 2023, between the Administrative Agent, the Borrower and the Collateral Manager and (ii) each additional Fee Letter executed between any Lender, the Borrower and the Collateral Manager, in each case, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Fifth Amendment Effective Date”: January 16, 2026.

“Finance Lease”: Any transaction in which the obligations of a lessee to pay rent or other amounts under a lease are on a triple net basis and are required to be classified and accounted for as a capital lease on the balance sheet of such lessee under GAAP. A Finance Lease shall not include obligations structured to comply with foreign law or religious restrictions, including, but not limited to, Islamic Shari’ah.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Covenant”: With respect to any Person, any covenant (or other provision having similar effect) requiring that such Person maintain at specified times (a) a maximum total leverage, maximum senior leverage, maximum first lien leverage, minimum fixed charge coverage, minimum debt service coverage, minimum EBITDA, or (b) another customary financial covenant approved by the Administrative Agent in its reasonable discretion.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, managing and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”: A Loan (which is underwritten to EBITDA, as determined by the Collateral Manager in accordance with the Collateral Management Standard) that would otherwise be a First Lien Loan except that at any time prior to and/or after an event of default under the related Underlying Instruments of the related Obligor, any portion of such Loan will be repaid after one or more loans (or classes of loans) issued by the same Obligor (but which loan(s) or classes of loans are not a Permitted Pari Passu Revolving Loans, Permitted Priority Revolving Loans or Permitted Working Capital Facilities) have been paid in full in accordance with a specific waterfall of payments or other priority of payments; provided that the